Exhibit 10.25(e)


           ATLANTIC COAST AIRLINES HOLDINGS, INC.
                 RESTRICTED STOCK AGREEMENT


This Restricted Stock Restricted Stock Agreement ("Restricted Stock Agreement") is between Atlantic Coast Airlines Holdings, Inc., a Delaware Corporation (the "Company"), and the employee named in Section 1 below (the "Employee").

                    W I T N E S S E T H:

WHEREAS, the Company has adopted the Atlantic Coast Airlines Holdings, Inc. 1995 Stock Incentive Plan, as amended (the "Plan"), for the purpose of encouraging ownership of common stock, $.02 par value ("Common Stock"), of the Company by eligible key employees and directors of the Company, of providing increased incentive for such employees and directors to render services and to exert maximum effort for the business success of the Company, and of further strengthening the identification of employees and directors with the stockholders; and

WHEREAS, the Company, acting through the Compensation
Committee of its Board of Directors (the "Committee"), has determined that its interests will be advanced by the issuance to Employee of restricted stock under the Plan.

NOW, THEREFORE, for and in consideration of these premises it is agreed as follows:

1.   Identifying Provisions: As used in this Restricted
Stock Agreement, the following terms shall have the following respective meanings:

(a)  Employee: __________________

(b)  Date of Grant: ____________

(c)  Effective Date: ___________

(d)  Number of shares subject to Restricted Stock Agreement:
  ________

2. Grant of Shares. Subject to the terms and conditions contained herein, the Company hereby grants to Employee (the "Grant") the right to receive up to that number of shares of Common Stock specified in Section 1(d) of this Restricted Stock Agreement (the "Shares").

3. Vesting Period. The Shares shall not be issued on the Date of Grant, and Employee's rights therein shall not be vested and shall be forfeited unless and until otherwise vested pursuant to the terms hereof. Subject to such further terms and limitations set forth herein, on each vesting date as identified below this Grant shall vest with respect to a number of shares of Common Stock (rounded to the nearest whole share) such that the aggregate number of shares of Common Stock as to which this Grant has vested shall equal the total number of shares subject to this Restricted Stock Agreement (as specified in Section 1(d)), multiplied by the percentage set forth below with respect to the specified vesting date:

                 Vesting Date                      Percentage of
                                                Option Exercisable
             On January 29, 1999:                       20%
             On January 29, 2000:                       40%
             On January 29, 2001:                       60%
             On January 29, 2002:                       80%
             On January 29, 2003:                      100%

4. Procedure for Issuance of Shares. As promptly as practicable after each vesting date, the number of Shares of Common Stock that vested on that date shall cease to be forfeitable, and the Company shall issue to Employee a certificate representing such Shares.

5. Termination of Employment. If Employee's employment with the Company is terminated prior to the January 29, 2003 for any reason other than death or disability, the Grant shall immediately terminate and be cancelled to the extent it is not vested on the date of Employee's termination of employment, and any Shares as to which Grant has not then become vested shall be forfeited.

6. Disability or Death. If Employee's employment with the Company is terminated by Employee's disability or death, then the Grant shall terminate and be cancelled on the first anniversary of the date of Employee's termination of employment on account of disability or death, and any Shares as to which the Grant has not then vested shall be forfeited. Employee shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he is incapable of performing services for the Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration.

7. Transferability. This Grant shall not be transferable by Employee. None of the Shares subject to or issuable under this Grant may be sold, pledged, transferred, assigned or hypothecated except the extent that the Grant has vested with respect to such Shares.

8. No Rights as Stockholder. Employee shall have no rights as a stockholder with respect to any Shares of Common Stock covered by this Restricted Stock Agreement except to the extent this Grant has vested with respect to such Shares pursuant to this Restricted Stock Agreement. Until such time, Employee shall not be entitled to dividends or to vote at meetings of the stockholders of the Company with respect to such unvested Shares. Except as provided in paragraph 9 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or securities or other property) paid or distributions or other rights granted in respect of any share of Common Stock for which the record date for such payment, distribution or grant is prior to the date upon which Shares have vested pursuant to this Restricted Stock Agreement.

9. Extraordinary Corporate Transactions. If the Company experiences a "Fundamental Change" that is not a "Corporate Change" (as those terms are defined in Section 6(i) of the Plan), the Committee may make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be issued pursuant to this Grant. If the Company experiences a "Corporate Change," this Grant shall be vested as of the date that the Corporate Change occurs and all of the Shares subject to this Restricted Stock Agreement shall immediately be issued in the name of Employee.

10. Compliance With Securities Laws. Upon the acquisition of any Shares pursuant to this Grant, Employee shall enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Restricted Stock Agreement. Nothing herein obligates the Company to register or qualify the Shares pursuant any federal or state securities laws.

11. Compliance With Laws. Notwithstanding any of the other provisions hereof, Employee agrees that the Company will not be obligated to issue any Shares pursuant to this Restricted Stock Agreement, if the issuance of such Shares of Common Stock would constitute a violation by the Employee or by the Company of any provision of any law or regulation of any governmental authority. The certificates representing the Shares of Common Stock issued pursuant to this Grant will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such Shares.

12. Withholding of Tax. If the Company becomes obligated to withhold an amount on account of any tax imposed as a result of the issuance or vesting of the Shares, including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., Medicare, state disability insurance tax or other employment tax, the Employee shall be obligated, as of the first date on which the Company is so obligated, to pay such amounts to the Company in cash or check, or other property acceptable to the Secretary of the Company in his sole discretion; and, if the Employee fails to make such payment, the Company is authorized by the Employee to withhold from any payments then or thereafter payable to the Employee any such amounts or the Company may otherwise refuse to issue or transfer any Shares otherwise required to be issued or transferred pursuant to the terms hereof. The Committee may, in its sole discretion, allow the Employee to pay any such amounts through the surrender of whole shares of Common Stock or by having the Company withhold whole Shares of Common Stock otherwise issuable pursuant to this Grant. Any such shares surrendered or withheld shall be valued at their market value, determined by such method as the Secretary of the Company in his sole discretion shall determine, equal to the sums required to be withheld as of the date on which the amount of tax to be withheld is determined.

13. Resolution of Disputes. As a condition of this Grant hereby, the Employee, on behalf of himself, his heirs, successors and personal representatives, agrees that any dispute or disagreement which may arise hereunder shall be resolved as determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of this Restricted Stock Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Employee, his heirs, successors and personal representatives.

14. Notices. Every notice hereunder shall be in writing and shall conclusively be deemed to be given only if given by registered or certified mail. All notices to the Company shall be directed to Atlantic Coast Airlines Holdings, Inc., 515-A Shaw Road, Dulles, Virginia 20166, Attention:
Secretary. Any notice given by the Company to Employee directed to him at his address on file with the Company shall be effective to bind him and any other person who shall have acquired rights hereunder. The Company shall be under no obligation whatsoever to advise Employee of the existence, maturity or termination of any of Employee's rights hereunder and Employee shall be deemed to have familiarized himself with all matters contained herein and in the Plan which may affect any of Employee's rights or privileges hereunder.

15.  Construction and Interpretation.  Whenever the term
"Employee" is used herein under circumstances applicable to any other person or persons to whom this award may be transferred, the word "Employee" shall be deemed to include such person or persons. References to the masculine gender herein also include the feminine gender for all purposes.
This Restricted Stock Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware.

16. Agreement Subject to Plan. This Restricted Stock Agreement is subject to the Plan (including any subsequent amendments thereto). In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Restricted Stock Agreement.

17. Employment Relationship. For purposes of this Restricted Stock Agreement, an employee shall be considered to be in the employment of the Company as long as he remains an employee of the Company or an Affiliate (as defined in the Plan) or remains a director of the Company or of such an Affiliate. Any questions as to whether and when there has been a termination of such employment and the cause of such termination shall be determined by the Committee, and its determination shall be final. Nothing contained herein shall be construed as conferring upon the Employee the right to continue in the employ of the Company, nor shall anything contained herein be construed or interpreted to limit the "employment at will" relationship between the Employee and the Company.

18. Binding Effect. This Restricted Stock Agreement shall be binding upon and inure to the benefit of any successors to the Company.

IN WITNESS WHEREOF, the Restricted Stock Agreement has been executed as of the _____ day of ___________, _____.


                              Atlantic Coast Airlines
                                   Holdings, Inc.


                              By:___________________________
                                   ____


                              Employee


                              ______________________________
                                   ____
                              Name